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                           GERBER CHILDRENSWEAR, INC.

                    1998 LONG-TERM PERFORMANCE INCENTIVE PLAN

         1. PURPOSE. The purpose of the Gerber Childrenswear, Inc. 1998 Long-Term Performance Incentive Plan (the "Plan") is to advance the interests of Gerber Childrenswear, Inc., a Delaware corporation (the "Company"), and its stockholders by providing incentives to certain key employees of the Company and its subsidiaries who contribute significantly to the strategic and long-term performance objectives and growth of the Company.

         2. ADMINISTRATION. The Plan shall be administered solely by the Long-Term Performance Incentive Plan Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company, which Committee shall be comprised solely of two or more Outside Directors who shall administer the Plan. The term "Outside Director" shall mean a director who is both: (A) a "Non-Employee Director" of the Company within the meaning of Rule 16b-3(1) under the Securities Exchange Act of 1934, as amended, and (B) an "outside director" of the Company within the meaning of Treasury Department regulation ss. 1.162-27(e)(3).(2) References to the Committee hereunder shall include the Board where appropriate. The membership of the Committee or such successor committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3.

         The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein) to select the key employees and other key individuals to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States and to prescribe the form of the instruments

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  (1) Generally, a director who: (1) is not currently an officer of the issuer or a parent or subsidiary of the issuer, or otherwise currently employed by the issuer or a parent or subsidiary of the issuer; (2) does not receive compensation, either directly or indirectly, from the issuer or a parent or subsidiary of the issuer, for services rendered as a consultant or in any capacity other than as a director, except for certain de minimis amounts for which disclosure would not be required pursuant to Item 404(a) of Regulation S-K (generally, $60,000); (3) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K (generally, a transaction in which the amounts involved exceed $60,000); and (4) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K (generally, an officer or significant owner of another entity with significant business ties -- purchases, sales, services or loans, for example -- to the Company).

  (2) Generally, a director who: (1) is not a current employee of the Company,
(2) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year with respect to which the director's status is being determined,
(3) has not been an officer of the Company or (4) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director.


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embodying Awards made under the Plan. The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it deems necessary or desirable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee (or its delegate as permitted herein) in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Plan participants. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or as expressly provided by statute. Determinations to be made by the Committee under the Plan may be made by its delegates.

         3. PARTICIPATION. Consistent with the purposes of the Plan, the Committee shall have exclusive power (except as may be delegated as permitted herein) to select the key employees of the Company and its subsidiaries who may participate in the Plan and be granted Awards under the Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion. No non-employee director of the Company shall be eligible to receive an Award under the Plan.

         4. AWARDS UNDER THE PLAN.

         (a) Types of Awards. Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) "Stock Options," (ii) "Stock Appreciation Rights,"
(iii) "Restricted Stock," or (iv) other awards including, but not limited to, awards of, or options or similar rights granted with respect to, unbundled stock units or components thereof, and awards made to participants who are foreign nationals or are employed or performing services outside the United States. Stock Options, which include "Nonqualified Stock Options" and "Incentive Stock Options" (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")) or combinations thereof, are rights to purchase common shares of the Company having a par value of $.01 per share and stock of any other class into which such shares may thereafter be changed (the "Common Shares"). Nonqualified Stock Options and Incentive Stock Options are subject to the terms, conditions and restrictions specified in Paragraph 5. Stock Appreciation Rights are rights to receive (without payment to the Company) cash, Common Shares, other Company securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Common Shares or other property ("Other Company Securities")) or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Paragraph 6. Shares of Restricted Stock are Common Shares which are issued subject to certain restrictions pursuant to Paragraph 7.


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         (b) Maximum Number of Shares that May be Issued. There may be issued under the Plan (as Restricted Stock, pursuant to the exercise of Stock Options or Stock Appreciation Rights, or in payment of or pursuant to the exercise of such other Awards as the Committee, in its discretion, may determine) an aggregate of not more than 750,000 Common Shares, subject to adjustment as provided in Paragraph 13. Irrespective of the aggregate number of shares authorized herein, each participant in the Plan shall be entitled to receive grants of Stock Options and Stock Appreciation Rights with respect to no more than 25,000 Common Shares in any calendar year. Common Shares issued pursuant to the Plan may be either authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof. If any Common Shares issued as Restricted Stock or otherwise subject to repurchase or forfeiture rights are reacquired by the Company pursuant to such rights, or if any Award is canceled, terminates or expires unexercised, any Common Shares that would otherwise have been issuable pursuant thereto will be available for issuance under new Awards.

         (c) Rights with respect to Common Shares and Other Securities.

                  (i) Unless otherwise determined by the Committee in its discretion, a participant to whom an Award of Restricted Stock has been made (and any person succeeding to such participant's rights in accordance with the Plan) shall have, after issuance of a certificate for the number of Common Shares awarded and prior to the expiration of the Restricted Period (as hereinafter defined) or the earlier repurchase of such Common Shares as herein provided, ownership of such Common Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Common Shares (provided that such Common Shares, and any new, additional or different shares, or Other Company Securities or property, or other forms of consideration which the participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the corporation or capital structure of the Company, shall be subject to the restrictions hereinafter described as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to the Plan. Notwithstanding the foregoing, a participant with whom an Award agreement is made to issue Common Shares in the future, shall have no rights as a stockholder with respect to Common Shares related to such agreement until issuance of a certificate to him.

                  (ii) Unless otherwise determined by the Committee in its discretion, a participant to whom a grant of Stock Options or Stock Appreciation Rights is made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have no rights as a stockholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him for such Common Shares or other instrument of ownership, if any. Except as provided in Paragraph 13, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.

                  (iii) Any participant who is directly or indirectly the beneficial owner of more than 10 per centum of any class of any equity security which is registered pursuant to Section 12


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         of the Exchange Act, or who is an officer of the Company, shall hold his Restricted Stock, if any, for at least six months from the date of grant and any other Award received by him for at least six months from the date of acquisition of the Award before disposition of the Award or its underlying Common Stock.

         (d) Vesting. Rights acquired pursuant to an Award may be subject to vesting as determined by the Committee in its sole discretion. In addition, Stock Option Award agreements may provide for time accelerated restricted stock award plan vesting.(3)

         (e) Frequency of Grants. Unless otherwise determined by the Committee in its discretion, Awards shall be granted once per year.

         (f) Securities and Tax Law Compliance.

                  (i) Unless otherwise determined by the Committee in its discretion, no Awards shall be granted unless counsel for the Company shall be satisfied that such issuance will qualify as performance-based compensation for purposes of Section 162(m) of the Code and that such issuance will be in compliance with the Code and regulations issued thereunder.

                  (ii) No Common Shares, Other Company Securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

                  (iii) If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Common Shares subject to any Stock Option, Stock Appreciation Right or Restricted Stock grant is necessary or desirable as a condition of, or in connection with, the granting of the same or the issue or purchase of Common Shares thereunder, no such Stock Option or Stock Appreciation Right may be exercised in

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  (3) Under a TARSAP vesting approach, the stock option will vest if the participant is and has continually been employed by the Company from the date of the Award to a specified future date but will be subject to acceleration upon achievement of performance goals. The specified future date should be consistent with the vesting date of non-performance (i.e., time) vesting options. If the Company modifies the performance measures of a TARSAP feature by making the thresholds easier to achieve, there would be a new measurement of the options which could result in compensation expense to the Company.


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         whole or in part and no Restricted Stock may be issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

         5. STOCK OPTIONS. The Committee may grant or sell Stock Options either alone, or in conjunction with Stock Appreciation Rights, either at the time of grant or by amendment thereafter; provided that an Incentive Stock Option may be granted only to an eligible employee of the Company or any parent or subsidiary (as defined, for this purpose, in Section 424(f) of the Code) corporation. Each Stock Option (referred to herein as an "Option") granted or sold under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

         (a) Subject to Section 5(g), the option price shall be at least the fair market value of the Common Shares subject to such Option at the time the Option is granted.

         (b) The Committee shall determine the number of Common Shares to be subject to each Option. The number of Common Shares subject to an outstanding Option may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Option are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Appreciation Right attached to such Option.

         (c) Transfer Restrictions.

                  (i) Except as provided in Paragraph 5(c)(ii) below, the Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and shall be exercisable during the grantee's lifetime only by him.

                  (ii) The Committee, in its sole discretion, may establish, as permitted by applicable law, rules and conditions under which a grantee may transfer an Option to such individuals or types of trusts that the Committee may determine to be eligible for transfer.

                  (iii) Unless the Committee determines otherwise, the Option shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment before the expiration of such six-month period by reason of his disability as defined in Paragraph 11 or his death.

         (d) The Option shall not be exercisable:

                  (i) after the tenth anniversary of the date it is granted. Any Option may be exercised during such period only as set forth under Paragraph 4(d) or at such time or times and in such installments as the Committee may establish in its grant of the Option;

                  (ii) unless payment in full of the exercise price is made for the shares being acquired thereunder at the time of exercise in accordance with Paragraph 5(h) below; and


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                  (iii) unless the person exercising the Option has been, at all times during the period beginning with the date of the grant of the Option and ending on the date of such exercise, employed by the Company, or a parent or subsidiary of the Company, or a corporation substituting or assuming the Option in a transaction to which Section 424(a) of the Code, is applicable, except that:

                           (A) if such person shall cease such employment by
                  reason of his disability as described in Paragraph 11 or early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Option which has not expired and has not been fully exercised, such person, at any time within one year (or such period determined by the Committee) after the date he ceased such employment (but in no event after the Option has expired), may exercise the Option with respect to any shares as to which he could have exercised the Option on the date he ceased such employment;

                           (B) if any person to whom an Option has been granted
                  shall die holding an Option which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Option has expired), exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of his death; or

                           (C) if such person shall cease employment with the
                  Company while holding an Option which has not expired and has not been fully exercised, the Committee may determine to allow such person at any time within the one year (or three months in the case of an Incentive Stock Option) or such other period determined by the Committee after the date he ceased such employment (but in no event after the Option has expired), to exercise the Option with respect to any shares as to which he could have exercised the Option on the date he ceased such employment.

         (e) In the case of an Incentive Stock Option, the amount of the aggregate fair market value of Common Shares (determined at the time of grant of the Option) with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all such plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

         (f) It is the intent of the Company that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 (and the other appropriate provisions) of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent.


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         (g) No Incentive Stock Option may be granted to any person who, at the time of grant, owns stock of the Company (or any subsidiary) representing more than 10% of the total combined voting power of all classes of stock of the Company (or any subsidiary), unless such Incentive Stock Option shall at the time of grant (a) have a termination date not later than the fifth anniversary of the issuance date and (b) have an exercise price per share equal to at least 110% of the fair market value of a share of Common Stock on the date of grant.

         (h) Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Common Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft or money order), (ii) by delivery of outstanding shares of Common Stock with a fair market value on the date of exercise equal to the aggregate exercise price payable with respect to the Options(4), (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Common Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, or (iv) by any combination of the foregoing.

             In the event a participant elects to pay the exercise price payable with respect to an Option pursuant to clause (ii) above, (A) only a whole number of shares of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such participant must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) such Common Stock must be delivered to the Company. Delivery for this purpose shall be made by physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the fair market value of the share(s) of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No participant may tender shares of Common Stock having a fair market value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).

         6. STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights either alone, or in conjunction with Stock Options, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

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  (4) If a participant exercises Options by delivering existing shares of Common
Stock, the participant must have held the shares for a minimum of six months to avoid compensation accounting.


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         (a) The Stock Appreciation Right shall be granted with a hurdle price equal to at least the fair market value of the underlying Common Shares on the date of such grant.

         (b) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. The number of Common Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Award of Stock Appreciation Rights are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of an Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

         (c) The Award of Stock Appreciation Rights may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and shall be exercisable during the grantee's lifetime only by him. Unless the Committee determines otherwise, the Award of Stock Appreciation Rights shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such six-month period by reason of his disability as described in Paragraph 11 or his death.

         (d) The Award of Stock Appreciation Rights shall not be exercisable:

                  (i) after the tenth anniversary of the date it is granted, or in any manner or at any time other than as the Committee may establish;

                  (ii) in the case that the Award of Stock Appreciation Rights is attached to an Option, unless such Option is at the time exercisable; and

                  (iii) unless the person exercising the Award of Stock Appreciation Rights has been, at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by the Company, except that:

                           (A) if such person shall cease such employment or
                  performance of services by reason of his disability as described in Paragraph 11 or early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person may, at any time within one year (or such other period determined by the Committee) after the date he ceased such employment (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which he could have exercised the Award of Stock Appreciation Rights on the date he ceased such employment; or

                           (B) if any person to whom an Award of Stock
                  Appreciation Rights has been granted shall die holding an Award of Stock Appreciation Rights which has not


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                  expired and has not been fully exercised, his executors,
                  administrators, heirs or distributees, as the case may be, may at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which the decedent could have exercised the Award of Stock Appreciation Rights at the time of his death.

         (e) An Award of Stock Appreciation Rights shall entitle the holder (or any person entitled to act under the provisions of subparagraph 6(d)(iii)(B) hereof) to exercise such Award and surrender unexercised the Option, if any, to which the Stock Appreciation Right is attached (or any portion of such Option) to the Company and to receive from the Company in exchange thereof, without payment to the Company, that number of Common Shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the fair market value of one share at the time of such exercise, over the exercise price (or Option Price, as the case may be), times the number of shares subject to the Award or the Option, or portion thereof, which is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, equal to the aggregate value of the Common Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right. The value of a Common Share, Other Company Securities or property, or other forms of payment determined by the Committee for this purpose shall be the fair market value thereof on the last business day next preceding the date of the election to exercise the Stock Appreciation Right, unless the Committee, in its discretion, determines otherwise.

         (f) A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Option, or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subparagraph 6(e) hereof.

         (g) No fractional shares may be delivered under this Paragraph 6, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

         7. RESTRICTED STOCK. Each Award of Restricted Stock under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

         (a) The Committee shall determine the number of Common Shares to be issued to a participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

         (b) Restricted Stock awarded to a participant in accordance with the Award shall be subject to the following restrictions until the expiration of such period as the Committee shall


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determine, from the date on which the Award is granted (the "Restricted
Period"): (i) a participant to whom an award of Restricted Stock is made shall be issued, but shall not be entitled to, a stock certificate, (ii) the Restricted Stock shall not be transferable prior to the end of the Restricted Period, (iii) certificates representing Shares of Restricted Stock granted under the Plan will be held in escrow by the Company on the participant's behalf and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor,
(v) the Restricted Stock shall be forfeited and, if applicable, any stock certificate representing Restricted Stock shall be returned to the Company and all rights of the holder of such Restricted Stock to such shares and as a shareholder shall terminate without further obligation on the part of the Company if the participant's continuous employment or performance of services for the Company shall terminate for any reason prior to the end of the Restricted Period, and (vi) such other restrictions as determined by the Committee in its discretion.

         (c) The participant will be required to pay to the Company the aggregate par value of any Common Shares of Restricted Stock (or such larger amount as the Committee may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended) within ten days of the date of grant, unless such Common Shares of Restricted Stock are treasury shares.

         8. DEFERRAL OF COMPENSATION. The Committee shall determine whether or not an Award shall be made in conjunction with deferral of the participant's salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be:

         (a) forfeited to the Company or to other participants or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment with the Company),

         (b) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures and/or,

         (c) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

         9. DEFERRED PAYMENT OF AWARDS. The Committee may specify that the payment of all or any portion of cash, Common Shares, Other Company Securities or property, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Common Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion.

         10. AMENDMENT OR SUBSTITUTION OF AWARDS UNDER THE PLAN. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its


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

discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder); provided that no such amendment shall adversely affect in a material manner any right of a participant under the Award without his written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the participant's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any subsidiary, affiliate, division or department thereof, on the Plan or on any Award under the Plan. The Committee may, in its discretion, permit holders of Awards under the Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

         11. DISABILITY. For the purposes of this Plan, a participant shall be deemed to have terminated his employment by the Company and its Affiliates by reason of disability if the Committee shall determine that the physical or mental condition of the participant by reason of which such employment terminated was such at that time as would entitle him to payment of monthly disability benefits under any Company disability plan. If the participant is not eligible for benefits under any disability plan of the Company, he shall be deemed to have terminated such employment by reason of disability if the Committee shall determine that his physical or mental condition would entitle him to benefits under any Company disability plan if he were eligible therefor.

         12. TERMINATION OF A PARTICIPANT. For all purposes under the Plan, the Committee shall determine whether a participant has terminated employment with the Company. The transfer of an employee from the Company to a subsidiary, from a subsidiary to the Company, or from one subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on a leave of absence which is considered by the Committee as continuing intact the employment relationship.

         13. DILUTION AND OTHER ADJUSTMENTS. In the event of any change in the outstanding Common Shares of the Company by reason of any stock split, dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all of its assets, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any Award or the number of Common Shares available for Awards, such adjustment may be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan.

         In the event of the proposed dissolution or liquidation of the Company, all outstanding Awards shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, all restrictions on any outstanding Awards shall lapse and participants shall be entitled to the full benefit of all such Awards immediately prior to the closing date of such sale or merger, unless otherwise provided by the Committee.

         Without limitation of the foregoing, in connection with a Change in Control (as defined below), the Committee may, in its discretion, (i) cancel any or all outstanding Options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their Options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the Option holders pursuant to such transaction if their Options had been fully exercised immediately prior thereto would be less than the aggregate exercise price that would have been payable therefor, cancel any or all such Options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee's discretion. "Change in Control" means the approval by the stockholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company's chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board).

         14. DESIGNATION OF BENEFICIARY BY PARTICIPANT. A participant may name a beneficiary to receive any payment to which he may be entitled in respect of any Award under the Plan in the event of his death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion. The Committee reserves the right to review and approve beneficiary designations. A participant may change his beneficiary from time to time in the same manner, unless such participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated beneficiary survives the participant and is living on the date on which any amount becomes payable to such a participant's beneficiary, such payment will be made to the legal representatives of the participant's estate, and the term "beneficiary" as used in the Plan shall be deemed to include such person or persons. If there are any questions as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Board and the Committee and the members thereof, will have no further liability to anyone with respect to such amount.

         15. MISCELLANEOUS PROVISIONS.

         (a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the plan, whether or not such eligible individuals are similarly situated. The Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to Stock Options) for new Stock Options containing terms (including exercise prices) more (or less) favorable than the outstanding Stock Options. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to continue to be employed by the Company, and the right to terminate the employment of any participants at any time and for any reason is specifically reserved.

         (b) No participant or other person shall have any right with respect to the Plan, the Common Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

         (c) Except as may be approved by the Committee where such approval shall not adversely affect compliance of the Plan with Rule 16b-3 under the Exchange Act, a participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that any Option or similar right (including, but not limited to, a Stock Appreciation Right) offered pursuant to the Plan shall be transferable by will or the laws of descent and distribution but shall be exercisable during the participant's lifetime only by him.

         (d) It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3.

         (e) The Company shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes).

         (f) The expenses of the Plan shall be borne by the Company.

         (g) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and rights to the payment of Awards shall be no greater than the rights of the Company's general creditors.

         (h) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

         (i) Fair market value in relation to Common Shares, Other Company Securities or property, other securities or property or other forms of payment of Awards under the Plan, or any combination thereof, as of any specific time shall mean such value as determined by the Committee in accordance with applicable law; provided that, the fair market value of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the Common Stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the "Market") for the immediately preceding trading day or, if the Common Stock is not then listed or quoted in the Market, the fair market value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the fair market value of any shares used to pay the exercise price or withholding taxes and to compute the withholding taxes.

         (j) The masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

         (k) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder of any Common Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act (or any successor provision) or any other applicable statute, rule or regulation.

         (l) The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

         16. PLAN AMENDMENT OR SUSPENSION. The Plan may be amended or suspended in whole or in part at any time from time to time by the Board, but no amendment shall be effective unless and until the same is approved by stockholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 under the Exchange Act and with other applicable law. No amendment of the Plan shall adversely affect in a material manner any right of any participant with respect to any Award theretofore granted without such participant's written consent, except as permitted under Paragraph 10.

         17. PLAN TERMINATION. This Plan shall terminate upon the earlier of the following dates or events to occur:

         (a) upon the adoption of a resolution of the Board terminating the Plan; or

         (b) ten years from the date the Plan is initially approved and adopted by the stockholders of the Company in accordance with Paragraph 18 hereof; provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Paragraph 16.

         18. STOCKHOLDER ADOPTION. On March 3, 1998, the Plan was approved by the Board of Directors and approved and adopted by the stockholders of the Company, in each case in accordance with applicable law and Rule 16b-3 under the Exchange Act.

                                    * * * * *